UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2008

SILVERSTAR HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	0-27494	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

Clarendon House, Church Street, Hamilton, HM CX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Oficers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 28, 2008, Lawrence R. Litowitz resigned as Chief Financial Officer of Silverstar Holdings, Ltd. (the “Company”).  Mr. Litowitz’s resignation was not because of a disagreement with the Company on any matter relating to its operations, policies, or practices, but so he could pursue other interests. Clive Kabatznik will assume the responsibilities of Chief Financial Officer of the Company in addition to his current responsibilities as President and Chief Executive Officer. Mr. Kabatznik will not receive any additional compensation for his new responsibilities.

Mr. Kabatznik is the Company’s co-founder, has served as a member of the Board of Directors and as the President since its inception in 1995, as Vice Chairman and Chief Executive Officer since October 1995 and also served as the Company’s Chief Financial Officer from October 1995 until September 2007.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 3, 2008	SILVERSTAR HOLDINGS, LTD.
		By:	/s/ Clive Kabatznik
			Name:	Clive Kabatznik
			Title:	Chief Executive Officer